Exhibit 9.01(b)(1)

THEMAVEN, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On March 13, 2018, TheMaven, Inc. (the “Company”) and HubPages, Inc. (“HubPages”), together with HP Acquisition Co, Inc. (“HPAC”), a wholly-owned subsidiary of the Company incorporated in Delaware on March 13, 2018 in order to facilitate the acquisition of HubPages by the Company, entered into an Agreement and Plan of Merger, as amended (the “Merger Agreement”), pursuant to which HPAC would merge with and into HubPages, with HubPages continuing as the surviving corporation in the merger and as a wholly-owned subsidiary of the Company (the “Merger”). On June 1, 2018, the parties to the Merger Agreement entered into an amendment (the “Amendment”), pursuant to which the parties agreed, among other things, that on or before June 15, 2018 the Company would (i) pay directly to counsel for HubPages the legal fees and expenses incurred by HubPages in connection with the transactions contemplated by the Merger Agreement as of the date of such payment (the “Counsel Payment”); and (ii) deposit into escrow the sum of (x) $5,000,000 minus (y) the amount of the Counsel Payment. On June 15, 2018, the Company made the requisite payment of $5,000,000 under the Merger Agreement.

On August 23, 2018, the Company acquired all the outstanding shares of HubPages, a Delaware corporation, for total cash consideration of $10,569,904, pursuant to the Merger. The results of operation of the acquired business and the estimated fair market values of the assets acquired and liabilities assumed have been included in the Company’s condensed consolidated financial statements as of the acquisition date. The Company acquired HubPages to enhance the user’s experience by increasing content. HubPages is a digital media company that operates a network of 27 premium content channels that act as an open community for writers, explorers, knowledge seekers and conversation starters to connect in an interactive and informative online space. HubPages operates in the United States.

The Company uses the acquisition method of accounting which is based on Accounting Standards Codification, Business Combinations (Topic 805), and uses the fair value concepts which requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date. The Maven is the accounting acquirer and HubPages merged with the Maven. The condensed consolidated financial statements of the Maven for period prior to the Merger are considered to be the historical financial statements of the Company.

The Company paid cash consideration of $10,000,000 (cash acquired of $1,537,307 is included in current assets) to the stockholders and holders of vested options of HubPages, including a $5,000,000 deposit paid on June 15, 2018, as well as additional cash consideration of $569,904, which consists of legal fees and costs incurred by HubPages. The Company also issued a total of 2,399,997 shares of the Company’s common stock, subject to vesting, to certain key personnel of HubPages who agreed to continue their employment with HubPages subsequent to the closing of the transaction. The shares issued are for post combination services.

1

The purchase price allocation resulted in the following amounts being allocated to the assets acquired and liabilities assumed at the closing date of the acquisition based upon their respective fair values as summarized below:

Current assets	$1,588,096
Accounts receivable and unbilled receivables	1,033,080
Other assets	25,812
Developed technology	6,740,000
Tradename	268,000
Goodwill	1,857,663
Current liabilities	(851,114)
Deferred tax liability	(91,633)
Net assets acquired	$10,569,904

The Company funded the closing of the Merger from the net proceeds from the Series H Preferred Stock financing, as described below.

On August 8, 2018, 23,000 authorized shares of the Company’s preferred stock were designated as “Series H Convertible Preferred Stock”. On August 10, 2018, the Company closed on a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors, pursuant to which the Company issued an aggregate of 19,399.25 shares of Series H Convertible Preferred Stock (the “Series H Preferred Stock”) at a stated value of $1,000, initially convertible into 58,785,606 shares of the Company’s common stock at a conversion rate equal to the stated value divided by the conversion price of $0.33 per share (the “Conversion Price”), for aggregate gross proceeds of $19,399,250. Of the shares of Series H Preferred Stock issued, 5,730 shares were issued upon conversion of an aggregate principal amount of $4,775,000 (which was used primarily to fund the aforementioned $5,000,000 deposit payment), plus prepayment obligations of $955,000, of 10% senior convertible debentures issued by the Company on June 15, 2018 to certain accredited investors, including 1,200 shares of Series H Preferred Stock issued to Heckman Maven Fund L.P. (affiliated with James Heckman, the Company’s Chief Executive Officer), and 30 shares of Series H Preferred Shares issued to Josh Jacobs, the Company’s President.

B. Riley FBR, Inc. (“B. Riley FBR”) is a registered broker-dealer owned by B. Riley Financial, Inc., a diversified publicly-traded financial services company (“B. Riley”), which acted as placement agent for the Series H Preferred Stock financing. In consideration for its services as placement agent, the Company paid B. Riley FBR a cash fee of $575,000 (including a previously paid retainer of $75,000) and issued to B. Riley FBR 669.25 shares of Series H Preferred Stock. In addition, entities affiliated with B. Riley FBR purchased 5,592 shares of Series H Preferred Stock in the financing.

The number of shares of common stock issuable upon conversion of the Series H Preferred Stock is currently 58,785,606 shares. The terms of Series H Preferred Stock and the number of shares of common stock issuable is adjustable in the event of stock splits, stock dividends, combinations of shares and similar transactions. In addition, if at any time prior to the nine month anniversary of the closing date, the Company sells or grants any option or right to purchase or issues any shares of common stock, or securities convertible into shares of common stock, with net proceeds in excess of $1,000,000 in the aggregate, entitling any person to acquire shares of common stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price”), then the Conversion Price shall be reduced to equal the Base Conversion Price. All the shares of Series H Preferred Stock shall automatically convert into shares of common stock on the fifth anniversary of the closing date at the then Conversion Price.

In addition, if at any time the Company grants, issues or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock (the “Purchase Rights”), then a holder of the Series H Preferred Stock will be entitled to acquire the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete conversion of such holder’s Series H Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, subject to certain conditions, adjustments and limitations.

2

The unaudited pro forma condensed combined balance sheet of the Company assumes that the acquisition of HubPages occurred on June 30, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and for the six months ended June 30, 2018 assume that the acquisition of HubPages occurred on January 1, 2017. The unaudited pro forma condensed combined financial information presented herein is derived from, and should be read in conjunction with, the consolidated financial statements of the Company for the year ended December 31, 2017 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, the unaudited condensed consolidated financial statements of the Company for the six months ended June 30, 2018 and 2017 included in the Company’s Quarterly Report on Form 10-Q/A (Amendment No. 2) for the quarterly period ended June 30, 2018, the audited financial statements of HubPages as of and for the two years ended December 31, 2017 and 2016 included herein, and the unaudited condensed financial statements of HubPages for the six months ended June 30, 2018 and 2017 included herein.

The unaudited pro forma condensed combined financial information includes pro forma adjustments that are both factually supportable and directly attributable to the Merger. The unaudited pro forma condensed combined balance sheet includes pro forma adjustments that are expected to have a continuing impact on the results of operations of the Company subsequent to the closing of the Merger and those that are nonrecurring. The unaudited pro forma condensed combined statements of operations only include pro forma adjustments that are expected to have a continuing impact on the results of operations of the Company subsequent to the closing of the Merger. Accordingly, the closing of the Merger, and the related closing of the Series H Preferred Stock financing, resulted in (i) an aggregate charge to operations of $955,000 related to the repayment of the 10% senior convertible debenture, (ii) a $18,045,496 adjustment for a deemed dividend upon issuance of the Series H Preferred Stock allocated to net loss attributable to common shareholders, (iii) an aggregate charge to operations of $524,258 resulting from the mandatory repayment of the $1,000,000 principal amount of 8% convertible notes payable, and (iv) a deferred tax benefit of $91,633 related to the acquisition of HubPages. These one-time charges were not reflected in the pro forma condensed combined statements of operations because they were determined to be material nonrecurring charges that are not expected to have a continuing impact.

The unaudited pro forma condensed combined financial information was prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 — Business Combinations. Certain amounts in the HubPages historical financial statements have been reclassified to conform to classifications used by the Company.

The unaudited pro forma condensed combined balance sheet at June 30, 2018, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and the six months ended June 30, 2018 as presented herein include a description of the pro forma adjustments necessary to prepare such unaudited pro forma condensed combined financial statements. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of (i) the results of operations and financial position that would have been achieved had the transaction taken place on the dates indicated or (ii) the future operations of the combined companies. The information should be relied on only for the limited purpose of presenting what the results of operations and financial position of the combined businesses of the Company and HubPages might have looked like had the acquisition occurred at a date prior to August 23, 2018 based on the assumptions presented herein.

3

THEMAVEN, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

June 30, 2018

	TheMaven, Inc. and	HubPages,	Pro Forma Adjustments and Eliminations				Pro Forma Combined
	Subsidiaries	Inc.	Debit		Credit		Companies

ASSETS
Current assets:
Cash	$116,187	$1,295,825	$12,474,704	(1)	$84,208	(1)	$7,217,944
					5,569,904	(3)
					1,014,660	(9)
Accounts receivable	208,140	1,097,002					1,305,142
Deferred contract fulfillment costs	11,449	-					11,449
Prepaid expenses and other current assets	293,002	67,872					360,874
Total current assets	628,778	2,460,699					8,895,409
Other assets:
Advance relating to acquisition of HubPages, Inc.	5,000,000	-			5,000,000	(3)	-
Note receivable from Say Media, Inc.	1,014,384	-					1,014,384
Property and equipment and website development costs, net	4,196,794	566,667	6,740,000	(4)	566,667	(8)	10,936,794
Tradename	-	-	268,000	(4)			268,000
Goodwill	-	-	1,845,573	(4)			1,845,573
Other intangible asset	20,000	-					20,000
Investment in subsidiary	-	-	10,569,904	(3)	8,761,940	(4)	-
			566,667	(8)	2,374,631	(6)
Total assets	$10,859,956	$3,027,366					$22,980,160

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$515,685	$22,136					$537,821
Accrued expenses	475,908	51,200					527,108
Accrued compensation	-	47,236					47,236
Accrued publisher fees	-	532,163					532,163
Deferred revenue	23,763	-					23,763
Liquidated damages payable under registration rights agreements	15,001	-					15,001
Derivative liabilities:
Convertible notes payable	623,182	-	460,508	(2)			29,735
			132,939	(10)
Warrants	1,854,158	-					1,854,158
Notes payable to officer	736,032	-					736,032
8% convertible notes payable, net	321,602	-	1,014,660	(9)	693,058	(10)	-
10% senior convertible debenture, net	4,343,434	-	4,775,000	(2)	452,410	(2)	-
			20,844	(2)
Total current liabilities / liabilities	8,908,765	652,735					4,303,017
Mezzanine equity:
Redeemable Series G convertible preferred stock	168,496	-					168,496
Series H convertible preferred stock	-	-	1,353,754	(1)	13,000,000	(1)	18,045,496
					4,775,000	(2)
					669,250	(1)
					955,000	(2)
Total mezzanine equity	168,496						18,213,992
Stockholders’ equity:
Series B redeemable convertible preferred stock	-	457	457	(6)			-
Common stock	311,189	552	552	(6)	24,000	(5)	335,189
Additional paid-in capital	18,732,164	7,908,794	24,000	(5)	18,045,496	(7)	18,708,164
			7,908,794	(6)
			18,045,496	(7)
Accumulated deficit	(17,260,658)	(5,535,172)	452,410	(2)	5,535,172	(6)	(18,580,202)
			934,156	(2)	460,508	(2)
			693,058	(10)	75,000	(1)
					91,633	(4)
					132,939	(10)
Total stockholders’ equity	1,782,695	2,374,631					463,151
Total liabilities, mezzanine equity and stockholders’ equity	$10,859,956	$3,027,366					$22,980,160

4

Pro Forma Adjustments and Eliminations:

(1)	To record proceeds from the issuance of newly designated Series H Convertible Preferred Stock, state value of $1,000 per share, on August 10, 2018 as follows:

		Shares	Amount
Total shares issued		19,399.25	$19,399,250
Less:
Shares issued to B. Riley FBR as placement fee		(669.25)	(669,250)
Shares issued for conversion of principal on 10% senior convertible debentures		(4,775.00)	(4,775,000)
Shares issued to 10% senior convertible debentures for 20% guaranteed return		(955.00)	(955,000)
Net shares issued for cash		13,000.00	13,000,000
Less cash payments made to B. Riley FBR from proceeds:
Total cash placement fee	$575,000
Less retainer previously paid	(75,000)
Legal and other costs	25,296
Total payments made from proceeds			(525,296)
Net cash proceeds from issuance of Series H Preferred Stock			$12,474,704

Cost of issuance:
Placement fee paid in Series H Preferred Stock			$669,250
Placement fee paid in cash			575,000
Legal and other costs (B. Riley)			25,296
Legal and other costs (Strome)			12,500
Legal and other costs (Golenbock)			41,708
Legal and other costs (Scarsdale Equities)			30,000
Total cost of issuance of Series H Convertible Preferred Stock			1,353,754
Less retainer previously paid			(75,000)
Less amounts paid at closing:
In Series H Preferred Stock			(669,250)
In cash			(525,296)
Balance due in cash			$84,208

(2)	To record conversion of 10% senior convertible debentures into Series H Preferred Stock on August 10, 2018 as follows:

	Shares	Amount
Series H shares issued in payment of principal	4,775	$4,775,000
Series H shares issued in payment of 20% guaranteed return	955	955,000
Total Series H shares issued in conversion of 10% senior convertible debentures	5,730	$5,730,000

Total Series H shares issued in payment of 20% guaranteed return		$955,000
Less interest accrued on the books of TheMaven		(20,844)
Net incremental guaranteed return		$934,156

Principal amount of 10% debenture converted		$4,775,000
Less net book of principal of 10% debenture converted		(4,322,590)
Write-off of unamortized discount upon conversion of principal of 10% senior convertible debentures		$452,410
Elimination of related derivative liability relating to embedded conversion feature:
Original amount of derivative liability on June 15, 2018		$471,002
Change in derivative liability as of June 30, 2018		(10,494)
Net charge to operations within interest expense		$460,508

5

(3)	To record the investment in HubPages on the books of TheMaven, Inc. as of August 23, 2018 as follows:

Cash paid to shareholders of HubPages	$10,000,000
Legal fees of HubPages shareholders	569,904
Total purchase price	10,569,904
Less advance relating to acquisition of HubPages	(5,000,000)
Net cash paid at closing	$5,569,904

(4)	To record allocated value of assets acquired as follows:

Cash	$1,295,825
Accounts receivable	1,097,002
Prepaid expenses and other current assets	67,872
Property and equipment and website development costs	6,740,000
Tradename	268,000
Goodwill	1,845,573
Deferred tax liability	(91,633)
Less liabilities assumed	(652,735)
Total purchase price	$10,569,904

(5)	To record par value of 2,399,997 shares of TheMaven, Inc. $0.01 par value common stock issued as restricted stock awards to HubPages. employees who agreed to continue employment. The shares are subject to vesting requirements and will be ratably charged to future operations as the shares vest.

(6)	To eliminate intercompany equity accounts of HubPages in consolidation.

(7)	To record deemed dividend relating to the beneficial conversion feature of the Series H Preferred Stock convertible into common stock totaling 58,785,606 at the issuance date. The beneficial conversion feature resulting from the difference of $0.53 per common stock (trading price per share of the Company’s common stock of $0.86 less the conversion price at issuance of the Series H Preferred Stock of $0.33) was limited to the net proceeds received from the issuance of the Series H Preferred Stock.

Stated value of Series H Preferred Stock (see pro forma adjustment (1))	$19,399,250
Less cost of issuance	(1,353,754)
Net proceeds from issuance of Series H Preferred Stock	$18,045,496

(8)	To eliminate the historic net book value of property and equipment and website development from the books of HubPages.

6

(9)	To record mandatory repayment of 8% convertible notes payable upon Series H Preferred Stock financing on August 10, 2018 as follows:

Principal amount of 8% convertible notes payable	$1,000,000
Accreted original issue discount	10,159
Accrued interest	4,501
Total amount due	1,014,660
Less unamortized discount	(693,058)
$321,602

(10)	To record write-off of unamortized discount and elimination of derivative liability upon mandatory repayment of 8% convertible notes payable due to Series H Preferred Stock financing on August 10, 2018.

7

THEMAVEN, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2017

	TheMaven, Inc.		Pro Forma				Pro Forma
	and	HubPages,	Adjustments and Eliminations				Combined
	Subsidiaries	Inc.	Debit		Credit		Companies
Revenue	$76,995	$4,904,759					$4,981,754
Operating expenses:
Cost of revenue	1,590,636	2,920,215	$1,348,000	(3)	$403,336	(2)	5,525,102
			18,807	(1)
			50,780	(1)
Research and development	114,873	617,307	273,412	(1)			1,005,592
General and administrative	4,720,824	795,449	347,934	(1)			5,917,807
			53,600	(3)
Total operating expenses	6,426,333	4,332,971					12,448,501
Operating income (loss)	(6,349,338)	571,788					(7,466,747)
Other income (expense):
Decrease in derivatives valuation relating to Series G preferred stock	64,614	-					64,614
Interest income	411	4,175					4,586
Total other income (expense), net	65,025	4,175					69,200
Net income (loss)	$(6,284,313)	$575,963					(7,397,547)
Deemed dividend on Series H Preferred Stock							(18,045,496)
Net loss attributable to common shareholders							$(25,443,043)
Net loss per common share - basic and diluted							$(1.66)
Weighted average number of common shares outstanding (Note B) - basic and diluted							15,349,065

8

Pro Forma Adjustments and Eliminations:

(1)	To record stock-based compensation relating to the vesting of 2,399,997 restricted stock awards (“RSA’s”) issued to HubPages employees in connection with the Merger. See Pro Forma Note D.

	Total	Capitalized	Charged to Operations
	Restricted	Website	Cost	Research	General
	Stock	Development	of	and	and
	Awards	Cost	Revenue	Development	Administrative
Allocation of RSA’s issued	2,399,997	681,565	50,486	733,949	933,997
Vesting period, in days		1,019	1,019	1,019	1,019
Number of RSA’s vesting per day		669	50	720	917
Number of vesting days in period presented		365	365	365	365
Number of RSA’s vested during the period presented	859,665	244,133	18,084	262,896	334,552
Fair value per RSA:
Total fair value of RSA’s per Appraisal Economics	$2,495,997
Fair value per RSA	$1.04	$1.04	$1.04	$1.04	$1.04
Pro forma charges		$253,898	$18,807	$273,412	$347,934
Amortization period, in months		60
Monthly amortization		$4,232
Number of months in period		12
Pro forma amortization for the period presented:
For amount capitalized during the year ended December 31, 2017		$50,780

(2)	To eliminate historic amortization of website development costs charged to general and administrative expense on the books of HubPages during the year ended December 31, 2017.

(3)	To record amortization of tradename and website development costs acquired in connection with the Merger.

		Website
		Development
	Tradename	Costs
Costs to be amortized	$268,000	$6,740,000
Amortization period, in months	60	60
Monthly amortization	$4,467	$112,333
Number of months in period	12	12
Pro forma amortization for period presented	$53,600	$1,348,000

9

Pro Forma Notes:

(A)	The closing of this transaction and the related closing of the Series H Convertible Preferred Stock financing, resulted in (i) an aggregate charge to operations of $955,000 related to the repayment of the 10% senior convertible debenture, (ii) a $18,045,496 adjustment for a deemed dividend upon issuance of the Series H Preferred Stock allocated to net loss attributable to common shareholders, (iii) an aggregate charge to operations of $524,258 resulting from the mandatory repayment of the $1,000,000 principal amount of 8% convertible notes payable, and (iv) a deferred tax benefit of $91,633 related to the acquisition of HubPages. These one-time charges have not been reflected in the accompanying pro forma statements of operations as they were determined to be material nonrecurring charges that are not expected to have a continuing impact.

(B)	The calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issued in conjunction with the Merger have been outstanding for the entire period. Basic and diluted weighted average number of common shares outstanding is calculated as follows:

		Number of Shares
Actual weighted number of common shares outstanding		14,919,232
Pro forma shares to be issued:
Weighted average vested shares issued to HubPages employees:
Shares vesting during the year ended December 31, 2017 (statement of operations pro forma entry (1) for the year ended December 31, 2017)	859,666
Weighted average shares vesting during the year ended December 31, 2017		429,833
Pro forma weighted average number of common shares outstanding - basic and diluted		15,349,065

(C)	A 10% senior convertible debenture in the principal amount of $4,775,000 was sold on June 15, 2018 for the primary purpose of funding a $5,000,000 purchase price advance required pursuant to the Merger. The 10% senior convertible debenture was subsequently converted into Series H Preferred Stock which was issued primarily to fund the cash balance of the HubPages acquisition price. As the full amount of the Series H Preferred Stock funding is reflected in the above pro forma statement of operations, the 10% senior convertible debenture was not also included in the above pro forma statement of operations.

(D)	The fair value of the restricted stock awards, as determined by Appraisal Economics as of August 23, 2018 are deemed to be the same as of January 1, 2017, December 31, 2017 and June 30, 2018.

10

THEMAVEN, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

Six Months Ended June 30, 2018

	TheMaven, Inc. and	HubPages,	Pro Forma Adjustments and Eliminations				Pro Forma Combined
	Subsidiaries	Inc.	Debit		Credit		Companies
Revenue	$303,041	$3,448,229					$3,751,270
Operating expenses:
Cost of revenue	2,138,521	2,026,440	674,000	(3)	197,625	(2)	4,688,644
			9,327	(1)
			37,981	(1)
Research and development	187,377	172,885	135,583	(1)			495,845
General and administrative	5,425,466	755,697	172,537	(1)	75,000	(6)	6,305,500
			26,800	(3)
Total operating expenses	7,751,364	2,955,022					11,489,989
Operating income (loss)	(7,448,323)	493,207					(7,738,719)
Other income (expense):
Decrease in derivatives valuation relating to debt financings	128,544	-	10,494	(4)			-
			118,050	(8)
Interest expense	(123,543)	-			39,436	(5)	(1,918)
					82,189	(7)
Interest income	14,384	4,649					19,033
True-up termination fee	(1,344,648)						(1,344,648)
Liquidated damages under registration rights agreements	(15,001)	-					(15,001)
Total other income (expense), net	(1,340,264)	4,649					(1,342,534)
Net income (loss) / net income (loss) attributable to common shareholders	$(8,788,587)	$497,856					$(9,081,253)
Net loss per common share -basic and diluted							$(0.36)
Weighted average number of common shares outstanding (Note B) -basic and diluted							25,110,485

11

Pro Forma Adjustments and Eliminations:

(1)	To record stock-based compensation relating to the vesting of 2,399,997 restricted stock awards (“RSA’s”) issued to HubPages employees in connection with the Merger. See Pro Forma Note C.

	Total	Capitalized	Charged to Operations
	Restricted	Website	Cost	Research	General
	Stock	Development	of	and	and
	Awards	Cost	Revenue	Development	Administrative
Allocation of RSA’s issued	2,399,997	681,565	50,486	733,949	933,997
Vesting period, in days		1,019	1,019	1,019	1,019
Number of RSA’s vesting per day		669	50	720	917
Number of vesting days in period presented		181	181	181	181
Number of RSA’s vested during the period presented	426,300	121,063	8,968	130,368	165,901
Fair value per RSA:
Total fair value of RSA’s per Appraisal Economics	$2,495,997
Fair value per RSA	$1.04	$1.04	$1.04	$1.04	$1.04
Pro forma charges		$125,906	$9,327	$135,583	$172,537
Amortization period, in months		60
Monthly amortization		$2,098
Number of months in period		6
Pro forma amortization for the period presented:
For amount capitalized during the six months ended June 30, 2018		$12,591
For amount capitalized during the year ended December 31, 2017		25,390
Total pro forma amortization for the six months ended June 30, 2018		$37,981

(2)	To eliminate historic amortization of website development costs charged to general and administrative expense on the books of HubPages during the six months ended June 30, 2018.

(3)	To record amortization of tradename and website development costs acquired in connection with the Merger.

	Tradename	Website Development Costs
Costs to be amortized	$268,000	$6,740,000
Amortization period, in months	60	60
Monthly amortization	$4,467	$112,333
Number of months in period	6	6
Pro forma amortization for period presented	$26,800	$674,000

12

(4)	To eliminate decrease in derivatives valuation relating to the embedded conversion feature of the 10% senior convertible debentures. See Pro Forma Note B.

(5)	To eliminate interest expense and amortization of discounts relating to the 10% senior convertible debentures. See Pro Forma Note B.

(6)	To eliminate Series H Preferred Stock placement fee retainer paid to B Riley FBR.

(7)	To eliminate interest expense and amortization of discounts relating to the mandatory payoff of the 8% senior convertible debentures.

(8)	To eliminate decrease in derivatives valuation relating to the embedded conversion feature of the 8% senior convertible debentures.

Pro Forma Notes:

(A)	The calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issued in conjunction with the Merger have been outstanding for the entire period. Basic and diluted weighted average number of common shares outstanding is calculated as follows:

		Number of Shares
Actual weighted number of common shares outstanding		24,037,670
Pro forma shares to be issued:
Weighted average vested shares issued to HubPages employees:
Shares vested during the year ended December 31, 2017 (statement of operations pro forma entry (1) for the year ended December 31, 2017)		859,665
Shares vesting during the six months ended June 30, 2018 (statement of operations pro forma entry (1) for the six months ended June 30, 2018)	426,300
Weighted average shares vesting during the six months ended June 30, 2018		213,150
Pro forma weighted average number of common shares outstanding - basic and diluted		25,110,485

(B)	A 10% senior convertible debenture in the principal amount of $4,775,000 was sold on June 15, 2018 for the primary purpose of funding a $5,000,000 purchase price advance required pursuant to the Merger. The 10% senior convertible debenture was subsequently converted into Series H Preferred Stock which was issued primarily to fund the cash balance of the HubPages acquisition price. As the full amount of the Series H Preferred Stock funding is reflected in the above pro forma statement of operations, the 10% senior convertible debenture was not also included in the above pro forma statement of operations.

(C)	The fair value of the restricted stock awards, as determined by Appraisal Economics as of August 23, 2018 are deemed to be the same as of January 1, 2017, December 31, 2017 and June 30, 2018.

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